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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Metretek Technologies, Inc. on Form S-3 of our report dated March 19, 1999, appearing in the Annual Report on Form 10-KSB of Metretek Technologies, Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Denver, Colorado
February 4, 2000